Exhibit 99.1

COMPANY CONTACT:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
(949) 595-7200	Zack Kubow (646) 536-7020
www.endologix.com

Endologix to Acquire Nellix

Next-Generation Abdominal Aortic Aneurysm Technology Expected to Expand Global Market

Company to Build European Direct Sales Force in Anticipation of 2012 Commercial Launch

Essex Woodlands Health Ventures to Invest $15 Million

IRVINE, Calif. (October 27, 2010) – Endologix, Inc. (NASDAQ: ELGX), developer of minimally invasive treatments for aortic disorders, announced today that it has signed a definitive agreement to acquire Nellix, Inc, a privately-held medical device company that has developed a revolutionary endograft for the treatment of Abdominal Aortic Aneurysms (AAAs).

Under the terms of the agreement, Endologix will acquire Nellix for $15 million in stock at closing, plus additional milestone-based, stock payments of up to $39 million. The agreement also includes a commitment for a $15 million equity investment in Endologix from Essex Woodlands Health Ventures, the majority shareholder of Nellix. Endologix anticipates that the closing of the transactions will occur in the fourth quarter of 2010, subject to approval of the stockholders of Endologix and certain other customary closing conditions. The shares of Endologix’s common stock to be issued to stockholders of Nellix and to Essex Woodlands will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Nellix has developed a highly differentiated technology platform that completely seals and fills an aortic aneurysm sac, preventing device migration and potentially improving clinical outcomes. This allows the product to treat a wide range of AAA anatomies, including those that are outside of the indications for existing Endovascular Aortic Repair (EVAR) devices. These include patients with aortic neck lengths of 5 millimeters or less, widths as wide as 34 millimeters, and patients with iliac aneurysm diameters greater than 23 millimeters. Initial clinical results from patients with up to two years follow-up have shown 100% implant success; 100% freedom from AAA-related mortality; no aneurysm ruptures; no surgical conversions; and no stent graft migrations.

John McDermott, Endologix President and Chief Executive Officer, said, “We believe Nellix is the most revolutionary EVAR technology in the world and will help position Endologix as the innovation leader in aortic aneurysm treatment. Nellix has developed a new technology that will allow more physicians to treat more patients than with any of the existing devices, potentially expanding the global market for EVAR. The device also has exceptional clinical results and feedback from physicians is very positive, particularly as it relates to ease of use, effectiveness and versatility to treat both simple and complex aortic anatomies.”

Mr. McDermott continued, “In the near-term, we will dedicate resources to build a direct sales force in Europe, which will provide a channel to launch the Nellix system in Europe in 2012 and provide a significant growth opportunity for Endologix’s existing and future products.”

The $15 million in new capital from Essex Woodlands will be used to support the transition and development of Nellix’s technology in anticipation of a full commercial European launch in 2012. The capital will also be used to build a direct sales force in Europe and initiate the U.S. IDE clinical trial.

Bob Mitchell, President and Chief Executive Officer of Nellix said, “Endologix is the ideal partner to maximize Nellix’s potential and drive adoption of this revolutionary device. The Nellix technology has been developed in collaboration with thought-leading physicians around the world and is the only AAA device that completely seals the aneurysm sac. Early clinical data suggest that the Nellix implant has the potential to dramatically reduce endoleaks, secondary interventions and long-term patient follow-up costs. I look forward to joining Endologix and working closely with the management team as we build out the sales force in both the United States and Europe, and continue developing the new product pipeline.”

Guido Neels, Managing Director, Essex Woodlands Health Ventures, said “In our opinion, the combination of Endologix and Nellix creates a company that is poised for great success. The advanced Nellix technology and the proven track record of Endologix make the company a strong contender for global leadership in the AAA field. Accordingly, we have committed $15 million in additional capital to invest in Endologix. The combined company has a strong management team and this funding puts them in an excellent position to achieve their clinical and commercial objectives and execute on their growth strategy.”

Financial Impact

Endologix will provide updated financial guidance for 2010 and will introduce financial guidance for 2011 in conjunction with the release of Endologix’s third quarter results, which is scheduled for today.

Conference Call, Presentation Slides and Additional Information

Endologix management will discuss the acquisition during Endologix’s third quarter 2010 results conference call, which is scheduled for today beginning at 5:30 p.m. Eastern time (2:30 p.m. Pacific time). Accompanying presentation slides will be posted on the investor relations section of Endologix’s Web site at http://investor.endologix.com/ before the conference call begins. Additional information about Nellix’s technology can be found on the investor relations section of Endologix’s Web site by clicking on the section titled “Nellix Technology.”

To participate in today’s conference call via telephone please call (877) 407-0789 from the U.S. or (201) 689-8562 from outside the U.S. A telephone replay will be available for seven days following the completion of the call by dialing (877) 870-5176 from the U.S. or (858) 384-5517 from outside the U.S., and entering pin number 358458. The conference call will be broadcast live over the Internet at www.endologix.com and will be available for 30 days.

About Endologix, Inc.

Endologix develops and manufactures minimally invasive treatments for aortic disorders. Endologix’s flagship product is the Powerlink® System, which is an endovascular stent graft for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 75%, making it a leading cause of death in the U.S. Additional information can be found on Endologix’s Web site at www.endologix.com.

About Essex Woodlands Health Ventures

With $2.5 billion under management, Essex Woodlands is one of the largest and oldest venture capital firms pursuing investments in pharmaceuticals, biotechnology, medical devices, health care services, and health information technology. Since its founding in 1985, Essex Woodlands has maintained its singular commitment to the healthcare industry and has been involved in the founding, investing, and/or management of over 100 healthcare companies ranging across all sectors, stages and geography. The team is comprised of 25 senior investment professionals with offices in Palo Alto, Houston, New York and London. For more information, please see www.ewhv.com.

Additional Information About the Proposed Transaction and Where to Find It

This press release may be deemed soliciting material relating to the proposed transaction between Endologix and Nellix. In connection with the proposed transaction, Endologix will file a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENDOLOGIX AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Endologix with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at www.sec.gov.

The proxy statement and other relevant documents are also available for free on Endologix’s website at www.endologix.com under “Investor Relations/Financial Information/SEC Filings” or by directing such request to Investor Relations, Endologix, Inc., (949) 595-7283.

Endologix and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Endologix in connection with the proposed transaction. Information concerning the interests of Endologix’s participants in the solicitation is set forth in Endologix’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, statements relating to the potential benefits of Endologix’s proposed acquisition of Nellix, including expected operating synergies, the strength of Nellix’s technology and the potential for long-term growth and expanded market share. Endologix intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These statements are based on the current estimates and assumptions of Endologix’s management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the forward-looking statements made in this press release. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, risks relating to the ability to consummate the proposed acquisition, the ability to successfully integrate Nellix’s technology with its current and future product offerings, the scope of potential use of Nellix’s technology, the ability to obtain and maintain required U.S. Food and Drug Administration and other regulatory approvals of Nellix’s technology, the scope and validity of intellectual property rights applicable to Nellix’s technology, the ability to build a direct sales and marketing organization in Europe, competition from other companies, the ability to successfully market and sell its products, plans for developing new products and entering new markets and additional factors that may affect future results which are detailed in Endologix’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2010, and in Endologix’s other periodic reports filed with the Securities and Exchange Commission. Endologix undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.